As filed with the Securities and Exchange Commission on November 13, 1995


                                             Registration No. 33-63897



                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549
                                    _____________________

                                       Amendment No. 1
                                          Form S-8
                                   REGISTRATION STATEMENT
                                            UNDER
                                 THE SECURITIES ACT OF 1933
                                    _____________________

                                   THREE D DEPARTMENTS, INC.
                  (Exact name of registrant as specified in its charter)

              Delaware                                       06-0733200
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                                     3200 Bristol Street
                              Costa Mesa, California  92626-1808
                           (Address of principal executive offices)

                                   THREE D DEPARTMENTS, INC.
                                  INCENTIVE STOCK OPTION PLAN
                                    (Full title of the plan)

                                        Donald L. Abrams
                              President and Chief Operating Officer
                                    Three D Departments, Inc.

                                       3200 Bristol Street
                                 Costa Mesa, California 92626-1808
                             (Name and address of agent for service)

                                         (714) 662-0818
                              (Telephone number, including area code,
                                      of agent for service)
                                       ____________________

                                  CALCULATION OF REGISTRATION FEE


                                                    Proposed
                                       Proposed     maximum
                        Amount         maximum      aggregate    Amount of
Title of securities      to be      offering price  offering   registration
to be registered     registered(1)   per share(2)  price(2)(3)    fee(4)

Class A Common      300,000 Class A    $2 3/16     $1,406,250      $485
 Stock $.25 par
 value
Class B Common      300,000 Class B    $2 1/2
 Stock $.25 par
 value

(1) This Registration Statement covers, in addition to the number of Class A and Class B Common Stock (collectively, the "Common Stock") stated above, options to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule
     416 of the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, were calculated based upon the average of the high and low prices of the Common Stock on October 30, 1995, reported by the American Stock Exchange and published in the Western Edition of the Wall Street Journal.
(3) Based on the aggregate of $656,250 for the Class A Common Stock and $750,000 for the Class B Common Stock.
(4) Based on the aggregate of $226 for the Class A Common Stock and $259 for the Class B Common Stock.

                        The Exhibit Index is located on page 8.

                                       PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.*


* The documents containing the information specified in Part I of Form S-8 (Plan Information and Registrant Information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Three D Departments, Inc.
(the "Company") filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the Company's fiscal year ended July 29, 1995; and

         (b) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or any portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The Company's Class A Common Stock, $.25 par value per share, and the Company's Class B Common Stock, $.25 par value per share, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under
Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or
(iv) any transaction from which the director derived an improper personal benefit.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See attached Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1)   To file, during any period in which
         offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required
                          by Section 10(a)(3) of the
                          Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
                          and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
             Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 13th day of November, 1995.

                                THREE D DEPARTMENTS, INC.


                                By:    /s/ Donald L. Abrams

                                     Donald L. Abrams
                                     President and Chief Operating
                                        Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




           Signature                  Title                  Date

                           Chairman of the Board and        November 13, 1995
           *               Chief Executive Officer
________________________   (Principal Executive Officer)
Bernard Abrams


/s/ Donald L. Abrams       President, Chief Operating       November 13, 1995
________________________   Officer and Director
Donald L. Abrams


                           Vice President-Finance and       November 13, 1995
           *               Treasurer (Principal
________________________   Financial and Accounting
Frank Kane                 Officer)


                           Senior Vice President,           November 13, 1995
           *               Assistant Treasurer and
________________________   Director
John B. Abrams


           *               Secretary and Director           November 13, 1995
________________________
David Kotkin


                           Director                         November 13, 1995
________________________
Gerson K. Bernstein


           *               Director                         November 13, 1995
________________________
Bernard Joseph White

                           Director                         November 13, 1995
________________________
Abe Markowicz


           *               Director                         November 13, 1995
________________________
Henry W. Nozko, Jr.


* By: /s/ Donald L. Abrams
  ________________________
  Donald L. Abrams
  Attorney-in-Fact

                             INDEX TO EXHIBITS



                                                           Sequential
Exhibit                                                       Page
Number                       Description of Document         Number

  5            Opinion of O'Melveny & Myers                     9

 10.1          Three D Departments, Inc. Incentive Stock        *
               Option Plan, filed as Exhibit A to the
               Company's Proxy Statement to
               Stockholders, filed with the Securities
               and Exchange Commission and incorporated herein by this reference

 23.1          Consent of Counsel (contained in its             9
               opinion filed as Exhibit 5)

 23.2          Consent of Price Waterhouse LLP                  *

 24            Power of Attorney (included in this              *
               Registration Statement under "Signatures")


* Previously filed


                                    November
                                      1st
                                    1 9 9 5






                                                              864,603-999
Three D Departments, Inc.
3200 Bristol Street
Costa Mesa, California 92626-1808

      Re:  Registration Statement on Form S-8

Gentlemen:

           We are rendering this opinion to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 300,000 shares of Class A Common Stock, $0.25 par value, and 300,000 shares of Class B Common Stock, $0.25 par value (collectively, the "Shares"), of Three D Departments, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of awards granted or to be granted under the Company's Incentive Stock Option Plan (the "Plan"). We are familiar with the proceedings heretofore taken by you in connection with the authorization and issuance of the Shares.

         In connection with this opinion, we have examined such documents and have reviewed such matters of fact and questions of law as we have considered necessary for purposes hereof. On the basis of such examination and review and, subject to proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Shares, we are of the opinion that the Shares to be issued under the Plan will, when issued and sold in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Respectfully submitted,

                                  /s/ O'Melveny & Myers
                                  O'Melveny & Myers

              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 1995, which appears on page 14 of the 1995 Annual Report to Shareholders of Three D Departments Incorporated, which is incorporated by reference in Three D Departments Incorporated's Annual Report on Form 10-K for the year ended July 29, 1995.


/s/ Price Waterhouse, LLP

Price Waterhouse, LLP

Los Angeles, California
November 1, 1995